Page 1 of 2


                       KANSAS CITY SOUTHERN INDUSTRIES, INC.
                              AND SUBSIDIARY COMPANIES

                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES-
                       EXCLUDING INTEREST ON DEPOSITS OF IFTC
                               (Dollars in Millions)

                                    Nine Months     Nine Months
                                      Ended            Ended      Year Ended
                                   September 30,    September 30, December 31,
                                   1995     1994       1995           1994
                                                     (Pro Forma)   (Pro Forma)


Earnings:

Pretax Income, excluding
 equity in earnings of
 unconsolidated affiliates        $ 137.5  $ 132.2      $  96.3      $ 138.9

Interest expense on Indebtedness     59.3     39.7         37.1         37.2

Portion of Rents Representative
 of an Appropriate Interest Factor   14.3     12.2          7.9          7.4

Equity in Undistributed Net Earnings
 of 50% Owned Affiliates              5.8     12.0          1.5          1.6

Distributed Earnings of Less Than
 50% Owned Affiliates                 0.1      0.1           --           --

Fixed Charges of
 50% Owned Affiliates                 0.6      0.7           --           --

 Income as Adjusted               $ 217.6  $ 196.9      $ 142.8      $ 185.1

Fixed Charges:

Interest Expense on
  Indebtedness                    $  59.3  $  39.7      $  37.1      $  37.2

Portion of Rents Representative
 of an Appropriate Interest Factor   14.3     12.2          7.9          7.4

Fixed Charges of
 50% Owned Affiliates                 0.6      0.7           --           --

 Total Fixed Charges              $  74.2  $  52.6      $  45.0      $  44.6

Ratio of Earnings to
 Fixed Charges Excluding
 Interest on Deposits of IFTC        2.93     3.74         3.17         4.15

                                                                   Page 2 of 2

                       KANSAS CITY SOUTHERN INDUSTRIES, INC.
                              AND SUBSIDIARY COMPANIES

                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES-
                       INCLUDING INTEREST ON DEPOSITS OF IFTC
                               (Dollars in Millions)

                                              Nine Months
                                                Ended
                                             September 30,
                                                 1994

Earnings:

Pretax Income, excluding
 equity in earnings of
 unconsolidated affiliates                    $  132.2

Interest expense on Indebtedness                  39.7

Portion of Rents Representative
 of an Appropriate Interest Factor                12.2

Equity in Undistributed Net Earnings
 of 50% Owned Affiliates                          12.0

Distributed Earnings of Less Than
 50% Owned Affiliates                              0.1

Fixed Charges of
 50% Owned Affiliates                              4.1

 Income as Adjusted                           $  200.3

Fixed Charges:

Interest Expense on Indebtedness              $   39.7

Portion of Rents Representative
 of an Appropriate Interest Factor                12.2

Fixed Charges of
 50% Owned Affiliates                              4.1

 Total Fixed Charges                          $   56.0

Ratio of Earnings to
 Fixed Charges Including
 Interest on Deposits of IFTC                     3.58